Exhibit 99.1

IDEAYA Biosciences and Cancer Research UK Announce Expanded Research Collaboration for PARG, a DDR-Based Synthetic Lethality Target, Evaluating DNA Replication Vulnerabilities

South San Francisco, CA, March 11, 2020 – IDEAYA Biosciences, Inc. (NASDAQ: IDYA), an oncology-focused precision medicine company committed to the discovery and development of targeted therapeutics to treat cancer, today announced an expanded research collaboration with Cancer Research UK and the University of Manchester, UK, to develop small molecule inhibitors of Poly(ADP-ribose) glycohydrolase (PARG). PARG is a cellular enzyme that hydrolyzes Poly (ADP-ribose) polymerase (PARP), a protein function required for DNA repair.

Since initiating the Cancer Research UK partnership in 2017, IDEAYA has developed a selective and cell potent PARG small molecule series, that demonstrates robust on-target in vivo pharmacodynamic modulation.  In 2019, Dr. Stephen Taylor and Pilay et. al., published a paper in Cancer Cell, entitled “DNA Replication Vulnerabilities Render Ovarian Cancer Cells Sensitive to Poly(ADP-Ribose) Glycohydrolase Inhibitors”, which provides a potentially differentiated and complementary treatment approach to PARP inhibitors.

The expanded research collaboration will evaluate IDEAYA’s PARG inhibitors in vitro in multiple ovarian cancer cell lines and in vivo in ovarian cancer xenograft models.  Dr. Stephen Taylor, B.Sc., Ph.D., Leech Professor of Pharmacology, University of Manchester, the principal investigator at University of Manchester, will lead the in vitro investigations.  Dr. Caroline Springer, Ph.D., Director, Drug Discovery Unit, Cancer Research UK Manchester Institute, the principal investigator at the Cancer Research UK Manchester Institute, will lead the in vivo studies.

"We are excited to expand our partnership with IDEAYA to evaluate key biological hypotheses based on DNA replication vulnerabilities to predict sensitivity of PARG inhibitors in ovarian cancer. A large percentage of ovarian cancer patients still do not respond to PARP inhibitors, and there is an important need to advance other synthetic lethality DDR-based targets,” said Dr. Stephen Taylor, B.Sc., Ph.D. “This collaborative research builds on our existing relationship with IDEAYA, and could potentially inform effective patient selection strategies of PARG inhibitors,” added Dr. Caroline Springer, Ph.D.

"Cancer Research UK has made important research contributions to the DNA Damage Repair and PARP-BRCA synthetic lethality field, and we are delighted to expand our partnership with this leading cancer research institute to advance our potential first-in-class PARG inhibitor program,” said Yujiro S. Hata, Chief Executive Officer and President, IDEAYA Biosciences.

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About IDEAYA Biosciences

IDEAYA is an oncology-focused precision medicine company committed to the discovery and development of targeted therapeutics for patient populations selected using molecular diagnostics.  IDEAYA’s approach integrates capabilities in identifying and validating translational biomarkers with small molecule drug discovery to select patient populations most likely to benefit from the targeted therapies IDEAYA is developing.  IDEAYA is applying these capabilities across multiple classes of precision medicine, including direct targeting of oncogenic pathways and synthetic lethality – which represents an emerging class of precision medicine targets.

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Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to (i) the potential for the research to inform effective patient selection strategies of PARG inhibitors and (ii) the advancement of potential first-in class PARG inhibitor program.  Such forward-looking statements involve substantial risks and uncertainties that could cause IDEAYA’s preclinical and clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the drug development process, including IDEAYA’s programs’ early stage of development, the process of designing and conducting preclinical and clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, IDEAYA’s ability to successfully establish, protect and defend its intellectual property and other matters that could affect the sufficiency of existing cash to fund operations. IDEAYA undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of IDEAYA in general, see IDEAYA’s recent Quarterly Report on Form 10-Q filed on November 13, 2019 and any current and periodic reports filed with the U.S. Securities and Exchange Commission.

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Investor and Media Contact
IDEAYA Biosciences
Paul Stone
Chief Financial Officer
investor@ideayabio.com